Schedule A
                      Transfer Agency and Service Agreement

WisdomTree Total Earnings Fund
WisdomTree Earnings 500 Fund
WisdomTree MidCap Earnings Fund
WisdomTree SmallCap Earnings Fund
WisdomTree Low P/E Fund
WisdomTree Earnings Top 100 Fund

WisdomTree Total Dividend Fund
WisdomTree Large Cap Dividend Fund
WisdomTree MidCap Dividend Fund
WisdomTree SmallCap Dividend Fund
WisdomTree High-Yielding Equity Fund
WisdomTree Dividend Top 100 Fund

WisdomTree DEFA Fund
WisdomTree DEFA High-Yielding Equity Fund
WisdomTree International LargeCap Dividend Fund
WisdomTree International MidCap Dividend Fund
WisdomTree International SmallCap Dividend Fund
WisdomTree International Dividend Top 100 Fund
WisdomTree Europe Total Dividend Fund
WisdomTree Europe High-Yielding Equity Fund
WisdomTree Europe SmallCap Dividend Fund
WisdomTree Japan Total Dividend Fund
WisdomTree Japan High-Yielding Equity Fund
WisdomTree Japan SmallCap Dividend Fund
WisdomTree Pacific ex-Japan Total Dividend Fund
WisdomTree Pacific ex-Japan High-Yielding Equity Fund
WisdomTree Emerging Markets High-Yielding Equity
WisdomTree Emerging Markets Small Cap Dividend
WisdomTree International Real Estate Fund
WisdomTree India Earnings Fund

WisdomTree International Basic Materials Sector Fund
WisdomTree International Communications Sector Fund
WisdomTree International Consumer Discretionary Sector Fund
WisdomTree International Consumer Staples Sector Fund
WisdomTree International Energy Sector Fund
WisdomTree International Financial Sector Fund
WisdomTree International Health Care Sector Fund
WisdomTree International Industrial Sector Fund
WisdomTree International Technology Sector Fund
WisdomTree International Utilities Sector Fund


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                                   Schedule A
                      Transfer Agency and Service Agreement

WisdomTree U.S. Current Income Fund
WisdomTree U.S. Government Current Income Fund
WisdomTree Dreyfus Australian Dollar Fund
WisdomTree Dreyfus Brazilian Real Fund
WisdomTree Dreyfus British Pound Sterling Fund
WisdomTree Dreyfus Canadian Dollar Fund
WisdomTree Dreyfus Chinese Yuan Fund
WisdomTree Dreyfus Euro Fund
WisdomTree Dreyfus Indian Rupee Fund
WisdomTree Dreyfus Japanese Yen Fund
WisdomTree Dreyfus New Zealand Dollar Fund
WisdomTree Dreyfus South African Rand Fund
WisdomTree Dreyfus South Korean Won Fund
WisdomTree Dreyfus Developing Markets Fund

*Fees for the Currency Funds are paid by Mellon Capital Management

WisdomTree LargeCap Growth Fund
WisdomTree International LargeCap Growth Fund
WisdomTree Middle East Dividend Fund
WisdomTree Global Dividend Fund
WisdomTree Global SmallCap Dividend Fund
WisdomTree Global Equity Income Fund

As of June 25, 2008


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